Exhibit 10.5

Execution Version

CONSULTING AGREEMENT

THIS AGREEMENT (together with its schedules, referred to herein as the “Agreement”), is made between Open Text Corporation, a corporation incorporated under the laws of Canada (the “Corporation”), and South Sound Advisory, SEZC (“SSA”) and effective as of August 11, 2025 (the “Effective Date”).

WHEREAS, the Corporation and SSA mutually desire to enter into this Agreement (including, without limitation, the Restrictive Covenants Agreement (as defined below)) setting forth the terms and conditions, upon which SSA, through its designee, P. Thomas Jenkins (the “Service Provider”), shall provide services to the Corporation as Chief Strategy Officer of the Corporation commencing as of August 11, 2025;
AND WHEREAS SSA has contemporaneously executed and delivered the Restrictive Covenants Agreement set forth in Schedule “A”;
AND WHEREAS concurrently with the execution of this Agreement, the Service Provider is entering into an Executive Chair Agreement with the Corporation (the “Executive Chair Agreement”) pursuant to which he will serve as Executive Chair of the Board of Directors of the Corporation (the “Board”).
NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

1.Services

(a)During the Term (as defined in Section 4 hereof), SSA shall be engaged to, through the Service Provider, perform consulting services as Chief Strategy Officer of the Corporation in accordance with the terms and conditions of this Agreement and as may be assigned by the Corporation from time to time (the “Services”). SSA shall cause the Service Provider to perform the Services primarily from the Service Provider’s jurisdiction of residence, provided that the proper performance of the Services may require the Service Provider to engage in business travel from time to time.

(b)SSA shall cause the Services to be performed exclusively by the Service Provider and no other person. SSA, including the Service Provider, will have such duties and responsibilities as may be assigned by the Corporation from time to time in accordance with the terms hereof. SSA shall cause the Service Provider to perform the Services to the best of the Service Provider’s abilities, and in a timely and professional manner. SSA and the Service Provider shall at all times comply with applicable laws in the performance of the Services. SSA will be free to perform the Services at times and in whatever manner SSA or the Service Provider deems appropriate, provided that in performing the Services, Service Provider will act in a manner that is consistent with achieving the objectives of the Corporation and not in a manner that is detrimental to or conflicts with the business interests of the Corporation during the Term of this Agreement. The Corporation acknowledges that SSA and the Service Provider may engage in other remunerative contracts, callings or occupations, provided that such other remunerative contract, calling or occupation does not conflict with the Corporation’s business interests, and provided that SSA is not in breach of its obligations under this Agreement.

2.Relationship

It is understood that in agreeing to provide the Services under this Agreement, SSA and the Service Provider will be acting and will act at all times as independent contractors, and not as employees of the Corporation for any purpose whatsoever, including without limitation, for purposes relating to benefits, taxes, payments required by statute or any other withholdings or remittances to any governmental agency or authority. Neither this Agreement, the relationship created between the parties pursuant to this Agreement, nor any course of dealing between the parties is intended to create, or will create, an employment relationship, a joint venture, partnership or any similar relationship between the Corporation and SSA or the Service Provider. SSA and the Service Provider do not have, nor will SSA hold itself or the Service Provider out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon the Corporation, except as may be expressly delegated by the Board or any other duly authorized committee of the Board.

3.Fees and Expenses

(a)Base Fee. As compensation for the agreements made by SSA herein and the performance by SSA of the obligations hereunder (including, for greater certainty, through the Service Provider), the Corporation shall pay SSA a base fee at the rate of US$75,000 per month commencing in the month ending August 31, 2025 through to the Term of this Agreement (the “Base Fee”). In order to receive the Base Fee, SSA must provide the Corporation with an invoice for each quarter in which the Services are performed and a Base Fee is payable promptly following the end of such quarter. The Base Fee in respect of such month shall be paid by the Corporation promptly following receipt of an invoice from SSA. The Base Fee in respect of the month ending August 31, 2025 shall not be prorated.

(b)Milestone Achievement Success Fees. SSA shall be eligible to receive a milestone achievement success fee (each, a “Milestone Achievement Success Fee”) during each of the Corporation’s fiscal years ended June 30, 2026, June 30, 2027 and June 30, 2028 (each, an “Applicable Fiscal Year”) representing a total success fee opportunity in the amount of up to an aggregate of US$3,500,000 in each Applicable Fiscal Year, based on and subject to the achievement of certain milestone events established by the Board relating to the achievement of the Corporation’s strategic and business objectives (each, a “Milestone Event”), including the successful execution of key senior executive personnel and transition matters, successful execution of strategic M&A transaction opportunities, and enhancement of shareholder returns as outlined in the Corporation’s press release dated August 11, 2025. The achievement of a Milestone Event and entitlement to receive the related Milestone Achievement Success Fee in respect of each Applicable Fiscal Year will be reviewed and approved by the Talent and Compensation Committee of the Board (the “TCC”). In order to receive a Milestone Achievement Success Fee, SSA must provide the Corporation with an invoice for each Milestone Event as achieved within the Applicable Fiscal Year in which the Services are performed and a

Milestone Achievement Success Fee will be determined as earned promptly by the TCC, within 30 days of receipt of the invoice, and payable promptly following the receipt of notice of such determination of the TCC, subject to the Corporation’s standard policies and practices regarding related party transactions..

In the event that (i) a Change in Control (as defined below) occurs and (ii) SSA’s Services and the Term are terminated by the Corporation pursuant to Section 4.ii hereof and SSA has been deprived in a manner outside of its control of the opportunity to achieve one or more of the Milestone Events, then the Corporation shall promptly pay two times the corresponding uncompleted Milestone Achievement Success Fees, as applicable, within thirty (30) days following the effective date of SSA’s cessation of Services.

For purposes of this Agreement, a “Change in Control” shall mean the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation on a consolidated basis to any person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act” and a “Group,” respectively); (ii) the approval by the holders of the outstanding voting power of the Corporation of any plan or proposal for the liquidation or dissolution of the Corporation; (iii) any person or Group shall become the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of shares representing more than 50% of the aggregate outstanding voting power of the Corporation and such person or Group actually has the power to vote such shares in any such election; (iv) the replacement of a majority of the Board over a twelve-month period from the directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who were members of such Board at the beginning of such period; or (v) consummation of a reorganization, merger, consolidation or similar transaction involving the Corporation and/or any entity controlled by the Corporation, or a sale or other disposition of substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any entity controlled by the Corporation (each, a “Business Combination”) unless following such Business Combination the shareholders of the Corporation immediately prior to the Business Combination own at least 50% of the then-outstanding equity securities and of the combined voting power of the corporation or other entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such Business Combination, owns the Corporation or substantially all of the Corporation’s assets either directly or through one or more subsidiaries).

(c)Reimbursement of Expenses. During the Term, the Corporation shall reimburse SSA for business expenses reasonably incurred by SSA in the performance of its duties and responsibilities under this Agreement and detailed in SSA’s invoices.

(d)Consideration. In consideration of the SSA agreeing to the terms and conditions of and executing this Agreement, SSA shall receive a one-time fee payment of US$175,000.

(e)The Corporation shall have no liability to SSA or the Service Provider for the services provided hereunder other than the amounts expressly set forth in this Agreement.

4.Term

(a)This Agreement will commence on the Effective Date and continue until it automatically terminates on the earlier of the following (the period from the Effective Date to the date of termination in accordance with this Section 4(a) referred to herein as the “Term”):

i.the receipt by the Corporation of written notice of termination of the Agreement from SSA;

ii.90 days following receipt by SSA of written notice of termination of the Agreement from the Corporation;

iii.the receipt by SSA of written notice of termination from the Corporation following any breach of a material term of this Agreement or any other misconduct by SSA or the Service Provider; or

iv.the receipt by SSA of written notice of termination from the Corporation following SSA being unable to provide the Corporation with the services of the Service Provider in delivering the Services under this Agreement for a period that has extended for at least 30 days or if it is reasonably foreseeable that the Service Provider will be unable to deliver the Services under this Agreement for a period of at least 30 days.

(b)Upon the conclusion of the Term for any reason, the Corporation will pay to SSA (i) all unpaid Base Fees calculated to the last day of the Term; (ii) any unreimbursed allowable business expenses incurred prior to the conclusion of the Term; and (iii) any Milestone Achievement Success Fee which TCC has determined has been earned but remains unpaid as of the date of expiry of the Term. For certainty, SSA acknowledges and agrees that the nature of this Agreement excludes SSA from the benefit of any notice, pay in lieu of notice or termination or severance compensation mandated by employment standards legislation, the common law or otherwise. Further, for the avoidance of doubt, to the extent any Milestone Achievement Success Fee has not yet been earned prior the date of expiry of the Term, but is achieved following the Term, such Milestone Achievement Success Fee which TCC has determined has been earned in accordance with this Agreement may be payable by the Corporation to SSA notwithstanding the expiry of the Term in accordance with Section 3(b). Subject to the foregoing, there shall be no further liability or monies owed by the Corporation to SSA under this Agreement upon the termination of SSA’s engagement to provide services under this Agreement.

(c)Upon the conclusion of the Term for any reason, SSA shall deliver to the Corporation an executed copy of a release substantially in the form attached as Schedule “B” (the

“Release”) in exchange for payment by the Corporation to SSA of US$100,000 (the “Release Payment”). Notwithstanding anything to the contrary in this Agreement, the obligation of the Corporation to make the Release Payment shall be subject to the condition that SSA has delivered to the Corporation an executed copy of the Release and that such Release has become effective, enforceable and irrevocable in accordance with its terms on the date that is no later than 30 days after the date of expiry of the Term.

5.Taxes

(a)The Corporation will be responsible to pay any applicable goods and services tax, harmonized sales tax, value added sales, use and other similar taxes (collectively, “Sales Taxes”) in addition to the Base Fees and any Milestone Achievement Success Fees, provided, however, that SSA will include on all invoices issued under Section 3(a) or Section 3(b) all prescribed information required by the Corporation to support its claims for input tax credits or refunds of such Sales Taxes.

(b)Without limiting the foregoing and subject to Sections 5(c) and 5(d), SSA acknowledges that SSA is solely responsible for the calculation, deduction and remittance of any Taxes (as defined herein) required in connection with, or arising from, the receipt of any Base Fees, Milestone Achievement Success Fees or any other amounts paid by the Corporation pursuant to this Agreement. For the purposes of this Agreement, “Taxes” will mean all federal, state, provincial, municipal and local taxes and other required statutory deductions and withholdings including, without limitation and as applicable, income taxes, sales taxes, employment insurance premiums, federal or provincial pension plan contributions, workplace safety and insurance or workers’ compensation premiums and employer health tax.

(c)Any Base Fees, Milestone Achievement Success Fees or any other amounts paid by the Corporation to SSA (or any delegate) pursuant to this Agreement shall be paid by the Corporation net of any applicable withholdings and other deductions as required by applicable law, including the Income Tax Act (Canada).

(d)Notwithstanding anything to the contrary herein, to the extent that an amount is payable to SSA, or any delegate (being a non-resident of Canada for purposes of the Income Tax Act (Canada)) in respect of services that are performed (i) inside Canada, such amount shall be subject to withholding as required by Regulation 105 under the Income Tax Act (Canada) (which is 15% as of the date hereof), or (ii) inside Québec, such amount shall be subject to withholding as required by Regulation 1015R8 of the Taxation Act (Québec) (which is an additional 9% as of the date hereof), provided that such withholding will be reduced in accordance with any withholding tax waiver issued by the Canada Revenue Agency or Revenue Québec in respect of amounts payable hereunder in a form and substance acceptable to the Corporation, acting reasonably. Any amount withheld hereunder will be remitted to the Receiver General for Canada or Minister of Revenue of Québec, as applicable for the account of such non-resident pursuant to the provisions of the Income Tax Act (Canada) or the Taxation Act (Québec), as applicable and the regulations thereunder. In any case where services are performed partly in Canada and partly outside Canada or partly inside Quebec and partly outside Quebec, SSA shall separately invoice the amounts payable for services performed in Canada and/or Quebec, as applicable.

(e)In the event that any tax authority, for whatever reason, seeks from the Corporation or from any director, officer or employee of the Corporation, any Taxes arising directly from the payment of any Base Fees, Milestone Achievement Success Fees or other amounts paid by the Corporation pursuant to this Agreement, SSA agrees to indemnify and hold harmless the Corporation and any parent, subsidiary, affiliate, director, officer, employee or agent of the Corporation for the amount of any such Taxes (including any applicable interest and penalties on the Taxes).

6.Legal Fees

In the event of any contest or dispute between the Corporation and SSA with respect to this Agreement or SSA’s engagement hereunder, each of the parties shall be responsible for its respective legal fees and expenses.

7.Restrictive Covenants

SSA agrees to execute and deliver to the Corporation, contemporaneously with the execution and delivery of this Agreement, the confidentiality and non-solicitation agreement annexed hereto as Schedule “A” (the “Restrictive Covenant Agreement”). Such Restrictive Covenant Agreement shall be deemed a material term of this Agreement.

8.Injunctive Relief

It is impossible to measure in money the damages that will accrue to the Corporation or any of its affiliates in the event that SSA breaches any of the restrictive covenants set forth in the Restrictive Covenant Agreement (the “Restrictive Covenants”). In the event that SSA breaches any such Restrictive Covenant, the Corporation or any of its affiliates shall be entitled to an injunction restraining SSA from violating such Restrictive Covenant (without posting any bond), in addition to all other legal rights and remedies available to the Corporation. If the Corporation or any of its affiliates shall institute any action or proceeding to enforce any such Restrictive Covenant, SSA hereby waives the claim or defense that the Corporation or any of its affiliates has an adequate remedy at law and agrees not to assert in any such action or proceeding the claim or defense that the Corporation or any of its affiliates has an adequate remedy at law. The foregoing shall not prejudice the Corporation's or any of its affiliates' right to require SSA to account for and pay over to the Corporation or any of its affiliates, and SSA hereby agrees to account for and pay over, the compensation, profits, monies, accruals or other benefits derived or received by SSA as a result of any transaction constituting a breach of any of the Restrictive Covenants.

9.Arbitration; Forum Selection

(a)Arbitration. If there is a disagreement or dispute between the parties with respect to this Agreement or the interpretation thereof, to the extent permitted by applicable law, such disagreement or dispute will be referred to binding arbitration to be conducted by a single arbitrator, if SSA and the Corporation agree upon one, otherwise by three arbitrators appointed as hereinafter set out, pursuant to the provisions of the Arbitrations Act 1991 (Ontario) and any amendments thereto, except as modified herein. A party who wishes to arbitrate shall give written notice of such intention to the other party (a “Notice of Intention”). The arbitrator shall be appointed by agreement of SSA and the Corporation or, in default of agreement within ten (10) Business Days of service of the Notice of Intention, each of SSA and the Corporation shall within five (5) Business Days of the expiry of the aforesaid ten (10) Business Day period, select one arbitrator and notify the other of its selection, with the third arbitrator to be chosen by the first two named arbitrators within five (5) Business Days of the expiry of the aforesaid five (5) Business Day period. If one of the parties does not so notify the other of its selection within the prescribed time, then the arbitrator selected by the other party in accordance with the above procedure shall be the sole arbitrator. The arbitration shall be held in a mutually agreed location and may be conducted virtually. The procedure to be followed shall be as agreed by the parties or, in default of agreement, determined by the arbitrator(s), provided, however, that depositions or examinations for discovery will not be allowed but information may be exchanged by other means. The parties will use their best efforts to ensure that the arbitration hearing is conducted no later than sixty (60) days after the arbitrator is, or arbitrators are, selected. The final decision of the arbitrator or arbitrators or any two of the three arbitrators will be furnished to the parties in writing and will constitute a conclusive determination of the issue in question, binding upon the parties, without right of appeal. The fees and expenses of the arbitration shall be in the discretion of the arbitrator(s). Judgment upon the award may be entered in any court of competent jurisdiction.

(b)Forum Selection. The parties hereby agree that all demands, claims, actions, causes of action, suits, proceedings and litigation between or among the parties or arising out of this Agreement or the relationship between SSA and the Corporation not subject to the arbitration provision in Section 9(a) hereof shall be filed, tried and litigated only in a federal or provincial court located in the Province of Ontario. In connection with the foregoing, the parties hereto irrevocably consent to the jurisdiction and venue of such court and expressly waive any claims or defenses of lack of jurisdiction of or proper venue by such court.

10.Miscellaneous

(a)SSA acknowledges and agrees that SSA has received and has the opportunity to receive good and valuable consideration for its agreement to the terms and conditions of this Agreement (including its Schedules) notwithstanding the retroactive Effective Date.

(b)Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and shall be deemed to be given when delivered personally or four days after it is mailed by registered or certified mail, postage prepaid, return receipt requested or one day after it is sent by a reputable overnight courier service and, in each case, addressed as follows (or if it is sent through any other method agreed upon by the parties):

If to the Corporation:
Open Text Corporation
275 Frank Tompa Drive
Waterloo, Ontario
Canada N2L 0A1
Attention: Corporate Secretary

If to SSA:
South Sound Advisory, SECZ
10 Market Street
Suite 187
George Town, Grand Cayman
Cayman Islands KY1-9006

or to such other addresses as any party hereto may designate by notice to the others.

(c)This Agreement shall constitute the entire agreement among the parties hereto with respect to SSA’s engagement hereunder and supersedes and is in full substitution for any and all prior understandings or agreements with respect to SSA’s engagement.

(d)This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

(e)The parties hereto acknowledge and agree that each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

(f)The parties hereto hereby represent that they each have the authority to enter into this Agreement, and SSA hereby represents to the Corporation that the execution of, and performance of duties under, this Agreement shall not constitute a breach of or otherwise violate any other agreement to which SSA is a party.

(g)This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives. Neither this Agreement nor any right or obligation hereunder may be assigned by SSA. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume this Agreement in the same manner and to the same extent that the Corporation would have been required to perform it if no such succession had taken place. As used in the Agreement, “the Corporation” shall mean both the Corporation as defined above and any such successor that assumes this Agreement, by operation of law or otherwise.

(h)Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this Section 10(h), be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant shall be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable. No waiver of any provision or violation of this Agreement by the Corporation shall be implied by the Corporation's forbearance or failure to take action.

(i)All fees and expense reimbursements described above are subject to applicable withholdings and other deductions as required or authorized by law.

(j)This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario without reference to its principles of conflicts of law.

(k)This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile of a signature shall be deemed to be and have the effect of an original signature.

(l)The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

11.Return of Materials

All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its subsidiaries, affiliates, and associates that may come into the possession or control of SSA or its affiliates, employees or representatives shall at all times remain the property of the Corporation or such subsidiary, affiliate or associate of the Corporation, as the case may be. On the expiry of the Term for any reason, SSA agrees to deliver promptly to the Corporation all such property of the Corporation in the possession of or directly or indirectly under the control of SSA or any of its affiliates, employees or representatives. SSA agrees not to make, for its business use or that of any other person, reproductions or copies of any such property or other property of the Corporation.

12.Currency

All dollars referenced herein are in US dollars unless expressly provided to the contrary.

13.Non-Disparagement

Each of the parties to this Agreement covenants and agrees not to engage in any pattern of conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the other party, which for the purposes of the Corporation, includes its subsidiaries, affiliates or associates or its and their management. For the sake of clarity, nothing in this Section 13 shall prohibit statements or remarks made in the good faith performance of the Corporation or SSA’s obligations under this Agreement or in accordance with applicable law.

14.No Set-Off

The existence of any claim, demand, action or cause of action of SSA against the Corporation, whether or not based upon this Agreement, will not constitute a defense to the enforcement by the Corporation of any covenant or agreement of SSA contained herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 11th day of August, 2025.

SOUTH SOUND ADVISORY, SEZC

By: /s/ P. Thomas Jenkins
Name: P. Thomas Jenkins
Title: Director

OPEN TEXT CORPORATION

By: /s/ David Fraser
Name: David Fraser
Title: Lead Director

Schedule “A”

Restrictive Covenants Agreement

CONFIDENTIALITY AND
NON-SOLICITATION AGREEMENT

I.    Confidential Information. For purposes of this Agreement, the term “confidential information” means all information that is not generally known and which the undersigned or its affiliates, employees or representatives, including, without limitation, P. Thomas Jenkins (collectively, the “Representatives”) obtained from Open Text Corporation or any affiliated company (collectively, the “Company”), or learns, discovers, develops, conceives or creates during the term of the undersigned’s engagement by the Company pursuant to the Consulting Agreement effective as of August 11, 2025 between the Company and the undersigned (the “Consulting Agreement”), and which relates directly to the business or to assets of the Company. Confidential information includes, but is not limited to: inventions, discoveries, know-how, ideas, computer programs, designs, algorithms, processes and structures, product information, research and development information, lists of clients and other information related thereto, financial data and information, business plans and processes, and any other information of the Company that the Company informs the undersigned or its Representatives, or which the undersigned or its Representatives should know by virtue of the undersigned’s engagement pursuant to the Consulting Agreement or the circumstances in which it was learned, is to be kept confidential. Confidential information also includes information obtained by the Company in confidence from its vendors or its clients. Confidential information may or may not be labeled as “confidential”. If the undersigned or its Representatives are unsure as to whether information is “confidential”, the undersigned will ask the Chief Legal Officer of the Company for assistance. Confidential information does not include any information that has been made generally available to the public. It also does not include any general technical skills or general experience gained by the undersigned or its Representatives during the undersigned’s engagement with the Company pursuant to the Consulting Agreement.

The undersigned understands that the Company has no objection to the undersigned or its Representatives using these skills and experience in any new business venture, consulting engagement or employment following the cessation of the undersigned’s engagement with the Company pursuant to the Consulting Agreement.

The undersigned recognizes and acknowledges that in the course of the undersigned’s engagement and provision of services to the Company pursuant to the Consulting Agreement, the undersigned or its Representatives may obtain knowledge of confidential and proprietary information of a special and unique nature and value and may become familiar with trade secrets of the Company relating to the conduct and details of the Company's business. While the undersigned provides services to the Company pursuant to the Consulting Agreement and for a period of three years following the cessation of the undersigned’s engagement pursuant to the Consulting Agreement the undersigned agrees to, and to cause its Representatives to:

A.     keep confidential and hold in secrecy and not disclose, divulge, publish, reveal or otherwise make known, directly or indirectly, or suffer or permit to be disclosed, divulged, published, revealed or otherwise made known to any person whatsoever, or used (except for the benefit and proper purposes of the Company), and shall faithfully do all in the undersigned’s power to assist the Company in holding in secrecy all of the Company's confidential information as defined above; and

B.     keep confidential and hold in secrecy and not disclose, divulge, publish, reveal or otherwise make known, directly or indirectly, or suffer or permit to be disclosed, divulged, published, revealed or otherwise made known to any person whatsoever, or used (except for the benefit and proper purposes of the Company) any and all secrets or confidential information related to the Company's activities or affairs which the undersigned or its Representatives now know or which are hereafter disclosed or made known to the undersigned or its Representatives or otherwise learned or acquired by the undersigned or its Representatives, including information respecting the business affairs, prospects, operations or strategic plans respecting the Company, which knowledge is gained by the undersigned or its Representatives pursuant to the undersigned’s engagement with the Company pursuant to the Consulting Agreement and which knowledge is not publicly available or disclosed.

The undersigned also expressly acknowledges that SSA and its Representatives are expressly subject to the Company’s Insider Trading Policy.

II.     Agreement Not to Solicit.

A. The undersigned shall not, and shall cause its Representatives not to, while the undersigned is engaged by the Company pursuant to the Consulting Agreement and for twelve (12) months thereafter (the “Restricted Period”), either on the undersigned’s own behalf or through, on behalf of or in conjunction with any other person or entity, directly or indirectly, solicit, induce or entice away or in any other manner persuade or attempt to persuade any employee or contractor of the Company to discontinue or alter their employment or engagement with the Company. Notwithstanding the foregoing, with respect to the portion of the Restricted Period that follows the termination of the undersigned’s engagement, the terms “employee” and “contractor” refer only to those employees and contractors who the undersigned or any of its

Representatives had business contact with during the twelve (12) months immediately preceding the termination of the engagement, or about which the undersigned or any of its Representatives learned confidential information.

B.     The undersigned shall not, and shall cause its Representatives not to, during the Restricted Period, either on the undersigned’s own behalf or through, on behalf of or in conjunction with any other person or entity, directly or indirectly, solicit business from any client or customer of the Company in an attempt to direct any such client or customer away from the Company or to discontinue or alter their business or relationship with the Company. Notwithstanding the foregoing, for the portion of the Restricted Period that follows the termination of the undersigned’s engagement, the terms “client” and “customer” refer only to those clients and customers with which the undersigned or any of its Representatives had business contact during the twelve (12) months immediately preceding the termination of the engagement, or about which the undersigned or any of its Representatives learned confidential information.

III.     Return of Documents. Upon the cessation of the undersigned’s engagement with the Company pursuant to the Consulting Agreement for any reason, the undersigned agrees to, and to cause its Representatives to, return to the Company all records, documents, memoranda, or other papers, copies or recordings, tapes, disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation and notes as are in the possession or control of the undersigned or its Representatives. The undersigned acknowledges and agrees that all such items are strictly confidential and are the sole and exclusive property of the Company.

IV.     General.

A.     The undersigned further represent and warrant that the undersigned has not entered into any agreement with any previous or present client which would prevent the undersigned from accepting this engagement with the Company or which would prevent the undersigned from lawfully executing this Agreement.

B.     All the provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired, but will remain binding in accordance with its terms.

C.     This Agreement and all the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of Ontario and in the courts of the Province of Ontario there shall be exclusive jurisdiction to determine all disputes relating to this Agreement and all the rights and obligations created hereby. The undersigned hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

D.     The undersigned acknowledges that its engagement by the Company pursuant to the Consulting Agreement is contingent on the undersigned’s acceptance and observance of this Agreement, and that such engagement is adequate and sufficient consideration to bind the undersigned to all of the covenants and agreements made by it under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned and the Company have executed this Agreement effective as of the 11th day of August, 2025.

SOUTH SOUND ADVISORY, SEZC

By: /s/ P. Thomas Jenkins
Name: P. Thomas Jenkins
Title: Director

OPEN TEXT CORPORATION

By: /s/ David Fraser
Name: David Fraser
Title: Lead Director

Schedule “B”

GENERAL RELEASE

1. Release of Claims and Waiver of Rights.

(a) In consideration of any payments being provided to the undersigned under the Consulting Agreement effective as of August 11, 2025 (the “Consulting Agreement”) between the undersigned and Open Text Corporation (the “Company”), as it may have been amended to the date hereof, those payments being good and valuable consideration, the adequacy and sufficiency of which are acknowledged by the undersigned (the “Payments”), South Sound Advisory, SECZ, on its own behalf and on behalf of its present and past parents, subsidiaries, affiliates and associates, its and their successors and assigns and its and their respective present or past officers, directors, managers, supervisors, employees, shareholders, attorneys, advisors, agents and representatives, heirs, administrators and predecessors (“hereinafter collectively referred to as the “Releasors”), do hereby release, remise and forever discharge the Company, its parent company, subsidiaries, partners, divisions, affiliates and related companies, and each of their respective past and present officers, directors, agents, employees, predecessors, successors, assigns, administrators and heirs, benefit plans and/or committees (hereinafter individually and collectively referred to as the “Releasees”) of and from all manner of actions, causes of action, applications, debts, dues, accounts, covenants, contracts, complaints, obligations, breaches of contract, acts, omissions, damages, costs, losses, fees, expenses, or any other claim connected with the Releasees’ engagement or contract to perform services for the Releasees or the termination of such engagement or contract, which may include without limitation, any claims or complaints that could be made by the Releasors against the Releasees at common law or under any statute, as well as any remedies for losses, entitlements, liabilities, demands, rights of indemnity and all other claims and rights, whether known or unknown, which the Releasors ever had, now have or may in the future have against the Releasees arising in respect of any fact, matter or circumstance existing on or before the date of this General Release, which shall include without limiting the generality of the foregoing, matters in any way related to related to the undersigned’s engagement (or termination of engagement) with the Company pursuant to the Consulting Agreement on or prior to the date on which this General Release is signed.

(b) The terms “claims” or “complaints” (whether denominated claims, demands, causes of action, obligations, damages or liabilities) include, but are not limited to, any and all claims under any contract with the Company, claims of discrimination, breach of express or implied contract, libel, slander, intentional tort, claims arising under any federal, state, provincial or local common or statutory law; claims for unpaid fees; or any other common law or statutory claim before any state, provincial or federal court, tribunal or administrative agency arising out of or in any way related to the undersigned’s engagement by the Company pursuant to the Consulting Agreement and the termination of that engagement. The undersigned will not file or permit to be filed on its behalf any such claim.

(c) This General Release is for any relief, no matter how denominated, including, but not limited to, injunctive relief, compensatory damages, or punitive damages.

(d) The Releasors agree not to make or continue any claim or complaint, or commence or continue any proceeding involving any entity, or any entity claiming through or under such entity, which might claim any relief, contribution or indemnity or other relief over against any of the Releasees. The Releasors further agree and acknowledge that any payment made to it by the Releasees is not an admission of liability or responsibility by the Releasees and that such liability or responsibility is expressly denied.

(e) For the said consideration, the Releasors further agree to save harmless and indemnify the Releasees from and against all claims, charges, taxes, interest, penalties or demands which may be made by the Canada Revenue Agency or other government agency requiring the Releasee to pay income tax, charges, remittances, interest or penalties under the Income Tax Act, the Employment Insurance Act or the Canada Pension Plan Act with respect to the payment of the above consideration or the payment of fees or other amounts paid to the Releasors as a result of any engagement or contract to perform services for the Releasees.

(f) This General Release shall not apply to any rights in the nature of indemnification or payments under (i) applicable law, (ii) the charter, bylaws or operating agreements of the Company, (iii) any other previous and still active indemnification agreement or (iv) applicable directors and officers insurance policies which the undersigned’s representatives may have with respect to claims against such representatives relating to or arising out of service on the boards of directors (or equivalent) of the Company or its affiliates. Furthermore, notwithstanding anything to the contrary contained in this Section 1 of this General Release, the undersigned do not release any of the Releasees from the Company's obligation to timely provide the undersigned with all payments to which the undersigned is entitled pursuant to the terms of this Agreement, or any other obligations of the Company under this Agreement.

(g) Nothing in this Agreement or otherwise limits the undersigned’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission, the Ontario Securities Commission, any other federal, state, provincial or local governmental agency or commission (“Government Agency”) regarding possible legal violations, without disclosure to the Company, provided, however that the undersigned is not authorized to disclose communications with counsel that were made for the purpose of receiving legal advice or that contain legal advice or that are protected by the attorney work product or similar privilege. The Company may not retaliate against undersigned for any of these activities, and nothing in this Agreement requires the undersigned to waive any monetary award or other payment that the undersigned might become entitled to from the Securities and Exchange Commission, any securities commission or regulatory authority of a province or territory of Canada or any other Government Agency.

2. Representations and Covenants. The undersigned hereby represents and agrees to all of the following:

(a) The undersigned has carefully read this General Release.

(b) The undersigned understands this General Release fully.

(c) The undersigned is freely, voluntarily and knowingly releasing the Releasees in accordance with the terms contained above.

(d) Before executing this General Release, the undersigned had twenty-one (21) days to consider its rights and obligations under this General Release.

(e) The period of time the undersigned had to consider its rights and obligations under this General Release was reasonable.

(f) Before signing this General Release, the undersigned was advised to consult with an attorney and given a reasonable period of time to do so and in executing this General Release have not relied on any representation or statement not set forth herein.

(g) For a period of seven (7) days following the date on which the undersigned signs this General Release, the undersigned may revoke it. Any such revocation must be made in writing and received by the Corporate Secretary of the Company, by the seventh day following the date on which the undersigned signs this General Release. The Company's obligation to pay the consideration as set forth in Section 1 above shall not become effective or enforceable until this seven (7) day revocation period has expired without the undersigned having exercised its right to revoke.

(h) There are no pending lawsuits, charges, dispute resolution proceedings, administrative proceedings or other claims of any nature whatsoever, that the undersigned has brought (and which are pending) against any Releasee, in any state, provincial or federal court, before any agency or other administrative body or in any other forum.

(i) The undersigned is not aware of any material violation of any laws or Company policies or procedures by a Company employee or officer that has not been reported to Company officials.

(j) If the undersigned violates its obligations under this Agreement and such violation causes material harm to the Company, the undersigned understand that, in addition to other relief to which the Company may be entitled, the Company shall be entitled to cease providing the Payments provided to the undersigned pursuant to Section 1 above unless such violation is cured (if capable of being cured) within 30 days of notification by the Company to the undersigned of such violation (and, following such cure, all suspended payments shall be made in a single lump sum), and this General Release will remain in full force and effect.

(k) If the undersigned should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against the Releasees with respect to any matter, cause or thing which is the subject of the release under Section 1 of this General Release, this General Release may be raised as a complete estoppel and bar to any such action, claim or proceeding, and the applicable Releasee may recover from the undersigned all costs incurred in connection with such action, claim or proceeding, including legal fees.

(l) If any provision of this General Release is declared illegal, invalid, or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such provisions will immediately become null and void, leaving the remainder of this General Release in full force and effect.

(m) This General Release shall be governed by and construed in accordance with the laws of the Province of Ontario, without regard to conflicts of laws principles.

4. Agreed and Accepted. The undersigned agrees to the terms and conditions set out above.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the ______ day of ______________, 2025.
SOUTH SOUND ADVISORY, SEZC

By:
Name: P. Thomas Jenkins
Title: Director